UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2008

RIDGEWOOD ENERGY U FUND, LLC
(Exact name of registrant as specified on its charter)

Delaware	000-52583	20-5464059
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s address and telephone number:
1314 King Street, Wilmington, Delaware 19801
(302) 888-7444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments

          On June 3, 2008, Ridgewood Energy U Fund, LLC (the “Fund”) was informed by its operator, Anadarko Petroleum Corporation (“Anadarko”) that based upon Anadarko’s evaluation of the three-dimensional data surrounding the Walker Ridge 155 (“Walker Ridge”) lease block, they have elected not to continue drilling this well. The well has been determined to be unsuccessful, or a dry hole, and has been plugged and abandoned. The Fund owns a 3.5% working interest in Walker Ridge.

          As a result of the dry hole, the Fund concluded that a charge for impairment of its working interest in the Walker Ridge lease block was required. The abandonment and impairment will result in a charge of approximately $7.9 million during the three months ended June 30, 2008. The Fund does not expect this dry hole to result in any significant additional expenditures.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RIDGEWOOD ENERGY U FUND, LLC

Date: June 6, 2008	By:	/s/ Kathleen P. McSherry

Kathleen P. McSherry
Executive Vice President and Chief Financial Officer